                          Wasatch Pharmaceutical, Inc.
                         Item 2 - Changes in Securities
                          Quarter Ended March 31, 2001

                                                                                           Amount Recorded
                                                                                  -----------------------------------
                                                                     Number of       Common   Paid in                   Commissions
Date           Name                Transaction Description            Shares         Stock    Capital      Recorded        Paid
------- -------------------- ------------------------------------- -------------- ---------- ------------ ------------  -----------
  1/1/01  Beginning Balance                                           27,405,518    $ 27,406  $ 3,910,666  $ 3,938,072
                                                                      ----------    --------  -----------  -----------
 3/16/01  Stephen Thomson      collateral on loan for Provision           93,000          93            -           93
 3/29/01  Steven Thomson       collateral on loan to Wasatch              46,000          46            -           46
                                                                      ----------    --------  -----------  -----------
                                 Collateral Transactions - Total         139,000         139            -          139
                                                                      ----------    --------  -----------  -----------
  2/5/01  Kevin Leigh          Public relations consulting                14,000          14          966          980
  2/5/01  The Rauch Family     Consulting Fee - marketing                 10,000          10          690          700
          Trust
  2/2/01  Equitilink Corp.     Consulting Fee                            100,000         100       23,500       23,600
                                                                      ----------    --------  -----------  -----------
 3/12/01  Michael Fleming      Consulting-officer                         20,000          20        1,380        1,400
  1/4/01  John Gustat          Stock option for consulting @ $.01,       100,000         100       26,300       26,400
                               free trading
 3/12/01  Heilco               Consulting - Properties & operations       50,000          50        3,450        3,500
 1/11/01  Bryan Kos            Stock option for consulting @ $.01,       800,000         800      184,800      185,600
                               free trading                           ----------    --------  -----------  ----------
                                   Consulting Services - Total         1,094,000       1,094      241,086      242,180
                                                                      ----------    --------  -----------  -----------
  2/5/01  Beverly Copeland     Finders Fee                                   169           0           12           12
  2/5/01  Precious Investments Finders Fee                                   169           0           12           12
 2/22/01  Steve Lukovich       loan extension fee                         80,000          80        5,520        5,600
 2/22/01  Ernest Williams      loan extension fee                         20,000          20        1,380        1,400
 2/15/01  Collier Management   Loan Fee                                   20,000          20        1,380        1,400
 3/16/01  Stephen Thomson      Loan Fee                                    7,000           7          483          490
 3/29/01  Steven Thomson       Loan Fee                                    4,000           4          276          280
                                                                      ----------    --------  -----------  -----------
                                           Fees - Total                  131,338         131        9,062        9,194
                                                                      ----------    --------  -----------  -----------
 2/28/01  David Giles          Stock for Free Trading replaced by        115,000         115        7,935        8,050
                               Restricted
 2/28/01  Gary Heesch          Stock for Free Trading replaced by        115,000         115        7,935        8,050
                               Restricted
 2/28/01  David Giles          Stock for Free Trading replaced by        400,000         400      103,100      103,500
                               Restricted
 2/28/01  Gary Heesch          Stock for Free Trading replaced by       400,000          400      103,100      103,500
                                                                      ----------    --------  -----------  -----------
                                  Total Replacement Stock Issued       1,030,000       1,030      222,070      223,100
                                                                      ----------    --------  -----------  -----------
 1/23/01  Provision Capital    PPM #1                                     30,000          30        8,970        9,000     $ 3,564
 1/30/01  Provision Capital    PPM #1a                                   114,200         114       28,256       28,370      11,235
  2/5/01  Provision Capital    PPM #2                                     96,480          96       24,024       24,120       9,552
 2/16/01  Provision Capital    PPM #3                                     97,000          97       23,853       23,950       7,682
 2/16/01  Provision Capital    PPM #3a                                    11,153          11        2,889        2,900           -
 2/26/01  Provision Capital    PPM #4                                     50,000          50       12,450       12,500       4,949
  3/2/01  Provision Capital    PPM #5                                     40,000          40        8,960        9,000       3,561
 3/16/01  Provision Capital    PPM #6                                     85,340          85       17,700       17,785       7,037
 3/23/01  Provision Capital    PPM #7                                     50,066          50        9,963       10,013       3,962
 1/30/01  EEG                  EEG Shares Sold                            32,952          33        6,811        6,844       6,844
 1/12/01  John Gustat          Subscription paid out                     200,000         200       49,800       50,000
 1/18/01  John Gustat          Subscription paid out                     100,000         100       19,900       20,000
  2/1/01  John Gustat          Subscription paid out                   1,000,000       1,000      219,000      220,000
  2/5/01  John Gustat          Subscription paid out                     682,500         683      222,318      223,000           -
                                                                      ----------    --------  -----------  -----------    --------
                                 Total Securities Sales for Cash       2,589,691       2,590      654,892      657,482      58,386
                                                                      ----------    --------  -----------  -----------    --------
                               Totals for the Quarter                  4,984,029       4,984    1,127,110    1,132,094      58,386
                                                                      ----------    --------  -----------  -----------    --------
                               Balance End of Quarter                 32,389,547    $ 32,390  $ 5,037,776  $ 5,070,166    $ 58,386
                                                                      ==========    ========  ===========  ===========    ========

                  Value for Non Cash Transaction Stock was $.07

          The common shares were issued in reliance on the exemption from registration provided by Section 4 (2) of the Securities Act of 1934 and the "Safe Harbor" of Regulation D, Rule 504.